                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                         MAGELLAN HEALTH SERVICES, INC.
                     9% SENIOR SUBORDINATED NOTES DUE 2008

    This form must be used by a holder of the 9% Senior Subordinated Notes due 2008 (the "Old Notes") of Magellan Health Services, Inc. (the "Company") who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery
Procedures" of the Prospectus dated [           ], 1998 (the "Prospectus") and
in Instruction 2 to the Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

                    To: Marine Midland Bank, Exchange Agent

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       BY MAIL, BY OVERNIGHT COURIER OR                         BY FACSIMILE:
                   BY HAND:                            (For Eligible Institutions Only)
             Marine Midland Bank                                (212) 658-2292
            140 Broadway, Level A                           CONFIRM BY TELEPHONE:
        New York, New York, 10005-1180                          (212) 658-5931
    Attention: Corporate Trust Operations

                                    FOR INFORMATION CALL:
                                        (800) 662-9844
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DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. The undersigned hereby tenders the Old Notes listed below:

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                                               AGGREGATE PRINCIPAL     AGGREGATE PRINCIPAL
 ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY      AMOUNT REPRESENTED       AMOUNT TENDERED
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

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                                   SIGN HERE
Name of Registered or Acting Holder: ___________________________________________
Signature(s): __________________________________________________________________
Name(s) (please print): ________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
Telephone number: ______________________________________________________________
Date: __________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

                                   SIGN HERE
Name of firm: __________________________________________________________________
Authorized signature: __________________________________________________________
Name (please print): ___________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Telephone number: ______________________________________________________________
Date: __________________________________________________________________________

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1.  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.
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    2.  SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.  The signature on this
Notice of Guaranteed Delivery must correspond with the name shown on the security position listing as the owner of the Old Notes.

    If this Notice of Guaranteed Delivery is signed by a person other than a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

    3. REQUESTS FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.